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                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 4, 1994, included in Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1993, and our report dated June 4, 1993, included in the Pennzoil Company Savings and Investment Plan for Hourly Employees Annual Report on Form 11-K for the year ended December 31, 1992, as amended.




                                              ARTHUR ANDERSEN & CO.



Houston, Texas
May 24, 1994